EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-88442, 33-99196, 33-94974, 333-65799, 333-36159, 333-82418, and 333-82416) and on Form S-3 (File Nos. 333-90017, 333-76614, 333-92174 and 333-102334) of Data Systems & Software Inc. of our report dated April 11, 2006, relating to the financial statements and financial statement schedules, which appear in this Annual Report on Form 10-K.

/s/ Kesselman & Kesselman
Certified Public Accountants
A member of PricewaterhouseCoopers International Limited

Tel Aviv, Israel
April 11, 2006